CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

WAKO LOGISTICS GROUP, INC.

Wako Logistics Group, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

1.	That the name of the Corporation is Wako Logistics Group, Inc.

2.	That the Restated Certificate of Incorporation of the Corporation is herby amended by striking Article FIRST thereof and substituting, in lieu of said Article FIRST, the following new Article FIRST:

“FIRST: The name of the Corporation is WLG Inc.”

3.
The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4.	The effective time of the amendment herein certified shall be December 21, 2007

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Christopher Wood, its Chief Executive Officer, this 3rd day of December 2007.

WAKO LOGISTICS GROUP, INC.

By:	/s/ Christopher Wood
Christopher Wood
Chief Executive Officer